Exhibit 99.(h)(5)(a)

FIRST AMENDMENT TO EXPENSE
LIMITATION AGREEMENT

Virtus Investment Trust

One Financial Plaza
Hartford, CT 06103

This Amendment effective as of the 28th day of October 2021, amends that certain Expense Limitation Agreement (the “Agreement”), dated as of February 1, 2021, by and between Virtus Investment Advisers, Inc. (“Virtus”) and Virtus Investment Trust (the “Trust”), as follows:

1. The revised expense limitation for Class R6 shares of Virtus NFJ Large-Cap Value Fund is hereby set forth on Schedule A to the Agreement. Schedule A is hereby deleted and Scheduled A attached hereto is substituted in its place to reflect such revisions and to otherwise update the schedule.

2. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended.

3. This Agreement may be executed in any number of counterparts (including counterparts executed and/or delivered electronically) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, electronic signatures and signatures delivered and exchanged electronically shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the Trust and Virtus have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, effective on the 28th day of October, 2021.

VIRTUS INVESTMENT TRUST

By: /s/ W. Patrick Bradley
Name: W. Patrick Bradley
Title: Executive Vice
President, Chief Financial
Officer & Treasurer

VIRTUS INVESTMENTS ADVISERS, INC.

By: /s/ Richard W. Smirl
Name: Richard W. Smirl
Title: Executive Vice President

SCHEDULE A

(updated as of October 28, 2021)

Covered Funds

Fund Name	Net Annual Fund Operating Expense Limit	Expense Limitation Expiration Date

Virtus NFJ Dividend Value Fund	Class A: 1.05% Class C: 1.80% Institutional Class: 0.70% Class P: 0.80% Class R6: 0.65% Administrative Class: 0.95%	February 1, 2023
Virtus AllianzGI Emerging Markets Opportunities Fund	Class A: 1.29% Class C: 2.04% Institutional Class: 0.94% Class P: 1.04% Class R6: 0.89%	February 1, 2023
Virtus AllianzGI Focused Growth Fund	Class A: 1.00% Class C: 1.77% Institutional Class: 0.67% Class P: 0.77% Class R6: 0.62% Administrative Class: 0.92%	February 1, 2023
Virtus AllianzGI Global Small-Cap Fund	Class A: 1.63% Class C: 2.38% Institutional Class: 1.28% Class P: 1.38% Class R6: 1.23%	February 1, 2023
Virtus AllianzGI Health Sciences Fund	Class A: 1.47% Class C: 2.22% Institutional Class: 1.12% Class P: 1.22% Class R6: 1.07%	February 1, 2023
Virtus AllianzGI Income & Growth	Class A: 1.28% Class C: 2.03%	February 1, 2023

Fund	Institutional Class: 0.93% Class P: 1.03% Class R6: 0.88%
Virtus NFJ International Value Fund	Class A: 1.30% Class C: 2.05% Institutional Class: 0.95% Class P: 1.05% Class R6: 0.90% Administrative Class: 1.20%	February 1, 2023
Virtus NFJ Large-Cap Value Fund	Class A: 1.12% Class C: 1.87% Institutional Class: 0.77% Class P: 0.87% Class R6: 0.65% Administrative Class: 1.02%	February 1, 2023
Virtus AllianzGI Mid- Cap Growth Fund	Class A: 1.14% Class C: 1.89% Institutional Class: 0.79% Class P: 0.89% Class R6: 0.74% Administrative Class: 1.04%	February 1, 2023
Virtus NFJ Mid-Cap Value Fund	Class A: 1.00% Class C: 1.75% Institutional Class: 0.65% Class P: 0.75% Class R6: 0.60% Administrative Class: 0.90%	February 1, 2023
Virtus AllianzGI Small-Cap Fund	Class A: 1.17% Class C: 1.92% Institutional Class: 0.82% Class P: 0.92% Class R6: 0.77%	February 1, 2023
Virtus NFJ Small-Cap Value Fund	Class A: 1.17% Class C: 1.92%	February 1, 2023

Institutional Class: 0.82% Class P: 0.92% Class R6: 0.77% Administrative Class: 1.07%
Virtus AllianzGI Technology Fund	Class A: 1.57% Class C: 2.32% Institutional Class: 1.22% Class P: 1.32% Class R6: 1.17% Administrative Class: 1.47%	February 1, 2023